UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________

FORM 8-K

 _____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 _____________

Date of report (Date of earliest event reported): February 16, 2022

 _____________

Essential Utilities, Inc.
(Exact Name of Registrant Specified in Charter)

 _____________

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

(Former Name or Former Address, if Changed Since Last Report)

____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange
6.00% Tangible Equity Units	WTRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2022, upon the recommendation of the Corporate Governance Committee of the Board of Directors (the “Board”) of Essential Utilities, Inc. (the “Company”), the Board amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”) to add a bylaw setting forth the notice requirements a shareholder must meet, including a report of any derivative securities positions held, when submitting a nominee for consideration as a director of the Company, making a director nomination pursuant to the Company’s proxy access bylaw, or submitting a proposal to be considered by shareholders at an annual meeting of shareholders.

To be in proper written form, such shareholder’s notice shall set forth as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such shareholder and of any beneficial owners on whose behalf the nomination is made; and (ii) with respect to such shareholder and any such beneficial owner (A) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (D) any short interest of such shareholder or any such beneficial owner in any security of the corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by this Section 3.17 shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date).

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was first mailed.

These notice requirements will be in effect beginning for the annual meeting of shareholders to be held in 2023.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Essential Utilities, Inc., as amended and restated as of February 16, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

By:	/s/ Christopher P. Luning
Christopher P. Luning
Executive Vice President, General Counsel and Secretary

Dated: February 18, 2022